UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On August 30, 2022, Blue Apron Holdings, Inc. (the “Company”) entered into the First Amendment to Note Purchase and Guarantee Agreement (the “First Amendment”) among Blue Apron, LLC (the “Issuer”), the Company as parent guarantor, certain other subsidiaries of the Company party thereto as subsidiary guarantors (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”), the holders of the Notes (as defined below) party thereto (the “Holders”) and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Agent”) for the Holders. The First Amendment amends the Note Purchase and Guarantee Agreement, dated as of May 5, 2022 (the “NPA”), which provided for, among other things, the issuance by the Issuer of $30.0 million in aggregate principal amount of secured notes due May 5, 2027 (the “Notes”).

As a result of the First Amendment, the Issuer will have the option to voluntarily prepay outstanding Notes at any time and from time to time on or after the date of the First Amendment, subject to the payment of a customary “make-whole” premium calculated using a discount rate of T+50 for any prepayment occurring on or prior to the date that is 18 months after the date of initial issuance. The First Amendment amends the definition of “Permitted Restricted Payments” to allow for the Company to repurchase up to $25.0 million of its outstanding equity interests subject to certain conditions, including a future cash equity contribution from an affiliate to the Company or the Issuer of at least $50.0 million. Any decision by the Company relating to any potential future equity repurchases would be made only after appropriate consideration of the Company’s cash resources and needs, operating results, and other relevant factors. The First Amendment also adds certain limitations to the definition of “Cash Flow Forecast”.

The foregoing description of the First Amendment and the NPA are qualified in their entirety by reference to the full text of the documents, copies of which are filed, respectively, as Exhibit 10.1 to this Current Report on Form 8-K, and Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2022, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	First Amendment to Note Purchase and Guarantee Agreement, dated as of August 30, 2022, among the Company, The Bank of New York Mellon Trust Company and the other parties thereto
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: September 6, 2022	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary